UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers

At the special meeting of stockholders of Dave Inc. (the “Company”) held on December 13, 2022 (the “Special Meeting”), the stockholders of the Company approved the amendment and restatement of the Dave Inc. 2021 Equity Incentive Plan (the “EIP”) to (i) increase the number of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases, to 86,715,222 and (ii) clarify that the number of outstanding shares for the purposes of calculating the annual automatic share increases will be based on the aggregate total of the Class A Common Stock and the Class V Common Stock, par value $0.0001 per share (“Class V Common Stock,” and together with the Class A Common Stock, “Common Stock”) (the “EIP Amendment Proposal”).

The foregoing description of the EIP does not purport to be complete and is qualified in its entirety by reference to the full text of the EIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting, the following proposals were submitted to the stockholders of the Company:

Proposal 1: The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), to, at the discretion of the Board of Directors (the “Board”), effect a reverse stock split with respect to the issued and outstanding Common Stock, and any Common Stock held by the Company as treasury shares, at any time prior to December 31, 2023, at a ratio of 1-for-5 to 1-for-50 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of the stockholders (the “Reverse Stock Split”) and included in a public announcement (the “Reverse Stock Split Proposal”).

Proposal 2: The approval of an amendment and restatement of the EIP to (i) increase the number of shares of Class A Common Stock issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases, to 86,715,222, prior to the Reverse Stock Split taking effect, and (ii) make administrative changes to clarify that the number of outstanding shares for purposes of calculating the automatic share increase will be based on the aggregate total of the Class A Common Stock and the Class V Common Stock.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 21, 2022 (the “Proxy Statement”). Of the 378,106,839 shares of the Company’s common stock entitled to vote at the Special Meeting, 291,691,989 shares, or approximately 77.1% were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Reverse Stock Split Authorization.

The Company’s stockholders approved the Reverse Stock Split Proposal. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
721,920,285	5,477,555	349,900

Proposal 2: EIP Amendment Authorization.

The Company’s stockholders approved the EIP Amendment Proposal. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining
515,908,608	14,595,500	698,881

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Dave Inc. 2021 Equity Incentive Plan, as amended and restated, and related forms of award agreements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022	Dave Inc.

	By:	/s/ Kyle Beilman
	Name:	Kyle Beilman
	Title:	Chief Financial Officer